AID ASSOCIATION
                                 FOR LUTHERANS

                          A FRATERNAL BENEFIT SOCIETY

                           FLEXIBLE PREMIUM VARIABLE
                           LIFE INSURANCE CERTIFICATE

Death benefit payable at death of insured before maturity date Maturity proceeds payable on maturity date Adjustable death benefit Flexible premiums payable during lifetime of insured until maturity date Death benefit guarantee upon payment of Death Benefit Guarantee Premiums Return on cash value based on the investment options selected

The amount and duration of the death benefit of this Certificate may increase or decrease as described herein depending on the investment experience of the Subaccounts.

A death benefit guarantee is provided until the later of 10 years from the issue date or the Insured's Attained Age 65 if minimum monthly premiums are paid as defined in this Certificate.

The cash value of this Certificate may increase or decrease daily depending on the investment experience of the Subaccounts. There is no guaranteed minimum cash value.

This is a Certificate of membership and flexible premium variable life insurance. It is a legal contract between You and Aid Association for Lutherans
(AAL). It is issued in return for the application and the payment of the first premium.

This Certificate provides insurance on the life of the person named above. AAL will pay the death benefits to the beneficiary when the insured dies before the maturity date if this Certificate is still in effect at the time of death. AAL will pay the owner the maturity proceeds if the insured is still living on the maturity date and the Certificate is still in effect.

NOTICE OF TEN DAY RIGHT TO CANCEL CERTIFICATE READ THIS CERTIFICATE CAREFULLY. Within 10 days after You first receive this Certificate, You may cancel it for any reason. To cancel, the Certificate must be delivered or mailed with a Written Request to Your AAL district representative or the home office. If You return (cancel) the Certificate, this Certificate shall be void from the beginning and AAL will pay a refund of: (1) the difference between payments made and amounts allocated to the Variable Account, plus (2) the value of the amount allocated to the Variable Account as of the date the returned Certificate is received by us, plus, (3) any fees imposed on the amounts allocated to the Variable Account. If state law does not permit such a refund, then the refund will equal premiums paid, without interest. Refunds will usually occur within seven days of notice of cancellation, although a refund of premiums paid by check may be delayed until the check clears your bank.

Signed for Aid Association for Lutherans at the home office, 4321 North Ballard Road, Appleton, Wisconsin 54919.


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TABLE OF CERTIFICATE PROVISIONS

1.  General Provisions And Exclusions
1.1 Definitions
1.2 Entire Contract
1.3 Statements in the Application
1.4 Change of Contract
1.5 Incontestability
1.6 Misstatement of Age or Sex
1.7 Maintenance of Solvency
1.8 Suicide
1.9 Change of Certificate

2.  Death Benefit and Maturity
2.1 Death Benefit
2.2 Level Death Benefit-Option I
2.3 Increasing Death Benefit-Option II
2.4 Death Benefit Option Change
2.5 Death Benefit  Guarantee
2.6 Increases in Specified  Amount
2.7 Decreases in Specified Amount
2.8 Death Benefit Factor
2.9 Maturity

3.  Premiums
3.1 When and Where to Pay Premiums
3.2 Planned  Periodic Premium
3.3 Net Premium
3.4 Net  Premium  Allocations
3.5 Additional  Premium  Payments
3.6 Limits on Premiums
3.7 Continuation of Insurance
3.8 Grace Period
3.9 Reinstatement

4.  Certificate Values
4.1 Cash Value
4.2 Monthly Deductions
4.3 Cost of Insurance Rates
4.4 Cost of Insurance Charge
4.5 Expense Charges
4.6 Monthly Mortality And Expense Risk Charge
4.7 Surplus Refunds

5.  Fixed Account
5.1 Fixed Account
5.2 Interest Earned on The Fixed Account Cash Value
5.3 Fixed Account Cash Value
5.4 Basis of Computations

6.  Variable Account
6.1 Variable Account
6.2 Variable Subaccount Cash Values
6.3 Number of Accumulation Units
6.4 Accumulation Unit Value
6.5 Transfer of Accumulated Values
6.6 Change of Portfolio or Investment Policy

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7.  Certificate Loans
7.1 Loans
7.2 Loan Interest
7.3 Total Loan
7.4 Loan Repayment
7.5 Termination Due to Excess Loan

8.  Surrender & Withdrawal
8.1 Surrender Value
8.2 Surrender Charge
8.3 Full Surrender
8.4 Partial Withdrawals
8.5 Delay of Payment

9.  Certificate Reports
9.1 Annual Report
9.2 Illustrative Report

10.  Membership, Ownership, Assignment And Beneficiary
10.1 Membership
10.2 Ownership
10.3 Beneficiary
10.4 Collateral Assignment
10.5 Change of Owner or Beneficiary

11.  Filing a Death Claim
11.1 Notice of Death
11.2 Claim Forms

12.  Settlement Options
12.1 Owner--Choosing A Settlement Option
12.2 Beneficiary--Changing A Settlement
Option for the Death Proceeds
12.3 Settlement Options
12.4 Guaranteed Interest Rate on Settlement Options
12.5 Settlement Agreement

Any benefit riders and a copy of the application follow Section 12.


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1. GENERAL PROVISIONS AND EXCLUSIONS

1.1 DEFINITIONS
"AAL" means Aid Association for Lutherans.

"Accumulation Unit" is a unit of measure used to calculate the cash value in each Subaccount of the Variable Account.

"Accumulation   Unit  Value"  on  any  Valuation  Date,  is  the  value  of  the
Accumulation Units of each Subaccount of the Variable Account.

"Certificate Anniversary" means the same date in each succeeding year as the Certificate Issue Date.

"Death Benefit Guarantee Premium" is the minimum monthly premium required to keep Your particular Certificate's Death Benefit Guarantee intact.

"Fixed Account" is an investment option that credits an interest rate. The Fixed Account is part of AAL's general account which includes all of AAL's assets other than those in any separate account of AAL.

"Fund" means the AAL Variable Product Series Fund, Inc. The Fund has portfolios that correspond to each of the Subaccounts of the Variable Account. The current portfolios are shown on page 3A.

"Insured's Attained Age" is not the insured's actual current age, but is the issue age shown on page 3A plus the number of Certificate anniversaries that have passed since the issue date of this Certificate.

"Monthly Deduction Date" is the day, each month, on which monthly charges are taken from the cash value. It occurs each month on the Valuation Date, on or preceding the day of the month which is the same day of the month on which the Certificate was issued.

"Net Asset Value" means the unit of valuation for a Fund portfolio as computed for a Valuation Period and described in such Fund's prospectus.

"Subaccount" means a subdivision of the Variable Account. Each Subaccount invests exclusively in the shares of a corresponding portfolio of the Fund. The current Subaccounts are shown on page 3.

"Valuation Date" means any day that both the New York Stock Exchange is open for regular trading and AAL is open for business.


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"Valuation  Period" means the period of time from the end of one Valuation  Date to the end of the next Valuation Date.

"Variable Account" means the AAL Variable Life Account I. It is a separate account of AAL.

"Written Request" means a Written Request signed by You that is satisfactory in form and content to AAL.

"You" or "Your" mean the owner of this Certificate.

1.2 ENTIRE CONTRACT
The entire contract between You and AAL is made up of:

This Certificate including any attached riders, endorsements or amendments;

The attached application, including any applications for increase in the specified amount; and

The AAL Articles of Incorporation and Bylaws which are in force on the issue date of this Certificate.

1.3 STATEMENTS IN THE APPLICATION
Statements made in the application will be treated as representations and not warranties. No statement will be used by AAL to void the contract or to deny a claim unless it appears in the application.

1.4 CHANGE OF CONTRACT
No representative of AAL except the president or the secretary may change any part of this Certificate on behalf of AAL.

1.5 INCONTESTABILITY
AAL will not contest the validity of this Certificate after it has been in effect during the lifetime of the insured for two years from the issue date. Also see Sections 2.6 and 3.9.

1.6 MISSTATEMENT OF AGE OR SEX
The values of this Certificate are based on the insured's age and sex, except where otherwise required by law. If the date of birth or sex shown on the application is wrong, the proceeds payable will be adjusted to the amount that would be provided by the most recent cost of insurance charge at the correct attained age or sex.

1.7 MAINTENANCE OF SOLVENCY
This provision applies only to values in the Fixed Account.


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If AAL's  reserves for any class of  Certificates  become  impaired,  You may be required to make an extra payment. AAL's Board of Directors will determine the amount of any extra payment based on each member's fair share of the deficiency.

If the payment is not made, it will be charged as a loan against this Certificate with interest at a rate of 5 percent per year. You may choose an equivalent reduction in benefits instead of or in combination with the loan.

Any indebtedness and interest charged against this Certificate, or any agreement for a reduction in benefits, shall have priority over the interest of any owner, beneficiary, or collateral assignee under this Certificate.

1.8 SUICIDE
The death benefit will not be paid if the insured commits suicide, while sane or insane, within one year of the issue date. AAL will refund all premiums paid, without interest. Any Certificate loans and unpaid interest, and any partial withdrawals will be deducted from the premiums refunded. Also see Section 2.6.

1.9 CHANGE OF CERTIFICATE
You have the right to have substandard ratings and flat extras removed or reduced, to change from smoker to non-smoker risk class, and to add additional benefits which are offered by AAL for new flexible premium variable life insurance Certificates at the time the change is made.. These rights are all subject to the insured being insurable for the change at the time of the change under AAL's underwriting guidelines and policies. A written application providing proof of insurability for the change under AAL's underwriting guidelines and policies may be required. You have the right to drop additional benefits without proof of insurability.

Other rights You have to change the Certificate are described elsewhere in the Certificate.

2. DEATH BENEFIT AND MATURITY

2.1 DEATH BENEFIT
The death benefit payable upon the death of the insured depends on the death benefit option in effect on the date of the insured's death. The death benefit option You selected is shown on page 3A.

Any Certificate loan and unpaid interest will be deducted from the death benefit payable.


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2.2 LEVEL DEATH BENEFIT - OPTION I
The death benefit payable when the insured dies is the larger of:

The specified amount shown on page 3A; or

The cash value on the date of death multiplied by the death benefit factor.

2.3 INCREASING DEATH BENEFIT - OPTION II
The death benefit payable when the insured dies is the larger of:

The specified  amount shown on page 3A plus the cash value on the date of death;
or

The cash value on the date of death multiplied by the death benefit factor.

2.4 DEATH BENEFIT OPTION CHANGE
You have the right to change from Level Death Benefit Option I to the Increasing Death Benefit Option II upon Written Request, if the insured is insurable for the Increasing Death Benefit Option II according to AAL's underwriting guidelines and policies. A written application providing proof of insurability under AAL's guidelines and policies may be required.

If this change is made, the specified amount will be decreased so that it equals the death benefit less the cash value immediately preceding the effective date of the change. The decrease in specified amount will be applied in the order specified in Section 2.7. This change may not be made if it would reduce the specified amount below $10,000.

You have the right to change from the Increasing Death Benefit, Option II, to the Level Death Benefit, Option I upon Written Request. If this change is made, the specified amount will be increased to equal the death benefit in effect immediately preceding the effective date of the change.

A $25 charge will be deducted from the cash value for each Death Benefit Option change. This charge will be allocated in the method described in Section 4.2. A change of Death Benefit Option becomes effective on the date shown on the new page 3A that is sent to You.


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2.5 DEATH BENEFIT GUARANTEE
Your Certificate is guaranteed not to enter the grace period on a Monthly Deduction Date if the Death Benefit Guarantee is intact. The Death Benefit Guarantee will remain intact if, on each Monthly Deduction Date:

1) the Insured's Attained Age is less than 65 or the Certificate is less than 10 years from the Certificate issue date, whichever is later, and

2) premiums paid less withdrawals equals or exceeds required premiums plus the total Certificate loan.

For this purpose:

premiums paid less withdrawals is the sum of all premiums paid, minus any partial withdrawals and related charges; and

required premiums plus the total Certificate loan is the Death Benefit Guarantee Premium, as shown on page 3A, times the number of months since the Certificate issue date, including the current month, plus the total Certificate loan as of the Monthly Deduction Date.

Your Death Benefit Guarantee Premium will change each time: 1) the specified amount is increased or decreased; or 2) riders are added, changed, or terminated. The new Death Benefit Guarantee Premium will apply from the first Monthly Deduction Date on or after the date of the change until the next such change. Your Certificate will have an initial Death Benefit Guarantee Premium plus an additional Death Benefit Guarantee Premium for each of these changes.

For each Death Benefit Guarantee Premium there is an associated effective period. The effective period for the initial Death Benefit Guarantee Premium is the number of months from the issue date up to the Monthly Deduction Date prior to the 1st change creating a new Death Benefit Guarantee Premium. For other Death Benefit Guarantee Premiums, the associated effective period is equal to the number of months from the first Monthly Deduction Date on or after the date of the change creating the Death Benefit Guarantee Premium, to the Monthly Deduction Date prior to the next change creating a new Death Benefit Guarantee Premium. If there has not been a subsequent change the effective period is equal to the number of months since the first Monthly Deduction Date on or after the date of the change, including the current month.

If Your Death Benefit Guarantee Premium has ever changed, the required premiums, used in determining if the Death Benefit Guarantee remains intact, are equal to the sum of each Death Benefit Guarantee Premium times the number of months in its associated effective period.

If on a Monthly Deduction Date, sufficient premiums have not been paid to maintain the Death Benefit Guarantee, an additional period lasting until two additional Monthly Deduction Dates have occurred will be allowed for payment of a premium sufficient to meet the cumulative required premium as outlined above.

Notice of such required premium will be mailed to Your last known address. If the premium is not paid within this period, the Death Benefit Guarantee provision will no longer be in effect, and cannot be reinstated.

For any month in which the monthly deduction is being paid by a Waiver of Monthly Deduction Benefit Rider attached to this contract, the Death Benefit Guarantee Premium for that month will be zero.

2.6 INCREASES IN SPECIFIED AMOUNT
You have the right to increase the specified amount at any time on or before the Certificate Anniversary following the insured's 80th birthday if the insured is insurable for the increase under AAL's underwriting guidelines and policies. A written application providing proof of insurability under AAL's underwriting guidelines and policies may be required.

An increase must be at least $10,000. Proof of insurability may be required and, if You are not the insured, proof of insurable interest may also be required.

When an increase is approved, it becomes effective on the date shown on the new page 3A that is sent to You.

The cost of insurance rate for each increase will be based on the sex, age on the last Certificate Anniversary, and risk class of the insured at the time the increase takes effect. An increase is not allowed if the risk class of the insured at time of increase is standard and the risk class of the insured shown on page 3A is "STANDARD NONSMOKER".

Each increase will be subject to AAL's expense charges in effect at the time of increase. The expense charges for each increase will be based on the insured's sex and age on the last Certificate Anniversary and will apply for the number of months shown on the new page 3A.1. A new set of surrender charges will apply to each increase in the specified amount. These charges will all be shown on the new page 3A.1.

AAL will not contest the validity of the increase after it has been in effect during the lifetime of the insured for two years from the date of increase. Any contest of the validity of the increase will be limited to statements made in the application for the increase.

The one year period in the Suicide Exclusion provision will apply to each increase beginning on the effective date of each increase. The only amount payable will be a refund of the monthly deductions for the increase.

2.7 DECREASES IN SPECIFIED AMOUNT
You have the right to decrease the specified amount at anytime after this Certificate has been in effect for one year, if specified amount remaining in effect is at least $10,000. If either the total premium payments already made or the cash value exceeds the applicable limit stated in the Internal Revenue Code regarding the definition of life insurance for the reduced specified amount, AAL will refund any excess premiums or cash value necessary to comply with the limit stated in the Internal Revenue Code.

The decrease will be effective on the date the request is received at the home office. The decrease will be subtracted first from any previous increases in the specified amount, starting with the most recent, then from the original specified amount.

A surrender charge will be subtracted from the cash value if a surrender charge is in effect for that part of the specified amount. The surrender charges are shown on the Table of Surrender Charges on page 3A.1.

2.8 DEATH BENEFIT FACTOR
The death benefit factor depends on the age of the insured on the last Certificate Anniversary before the date of death. The table below shows the death benefit factor for each age.

Age               Factor           Age               Factor

0-40              2.50              68               1.17
41                2.43              69               1.16
42                2.36              70               1.15
43                2.29              71               1.13
44                2.22              72               1.11
45                2.15              73               1.09
46                2.09              74               1.07
47                2.03              75               1.05
48                1.97              76               1.05
49                1.91              77               1.05
50                1.85              78               1.05
51                1.78              79               1.05
52                1.71              80               1.05
53                1.64              81               1.05
54                1.57              82               1.05
55                1.50              83               1.05
56                1.46              84               1.05
57                1.42              85               1.05
58                1.38              86               1.05
59                1.34              87               1.05
60                1.30              88               1.05
61                1.28              89               1.05
62                1.26              90               1.05
63                1.24              91               1.04
64                1.22              92               1.03
65                1.20              93               1.02
66                1.19              94               1.01
67                1.18              95 & over        1.00

The purpose of the death benefit factor is to help qualify Your Certificate as a life insurance contract under the Corridor Test in federal tax law.

2.9 MATURITY
AAL will pay You the maturity proceeds if the insured is still living on the maturity date shown on page 3A. The maturity proceeds will be the greater of cash value less any loan and unpaid loan interest or the specified amount less any unpaid loan and loan interest.

3. PREMIUMS

3.1 WHEN AND WHERE TO PAY PREMIUMS
Premiums may be paid at any time and in any amount, subject to the restrictions described below. If premium payments are not sufficient to maintain a surrender value larger than the monthly deduction amount and Your Death Benefit Guarantee under section 3.6 is not in effect, Your insurance coverage will terminate. Pay premiums by making Your check payable to Aid Association for Lutherans and sending it to: Aid Association for Lutherans, 4321 North Ballard Road, Appleton, Wisconsin 54919. Include Your Certificate number.

3.2 PLANNED PERIODIC PREMIUM
The amount and frequency of the planned periodic premium You have selected are shown on page 3A. Changes in frequency and increases or decreases in amount of payments may be made at any time. AAL reserves the right to limit the amount of any increase.

3.3 NET PREMIUM
The net premium is the premium paid less the percentage of premium expense charge. The percentage of premium expense charge is shown on page 3A.1.

3.4 NET PREMIUM ALLOCATIONS
Net premiums are allocated to the Subaccounts and Fixed Account according to the premium allocation percentages You select for this Certificate, except as otherwise provided below. Each net premium is allocated to a Subaccount in the form of Accumulation Units. The number of Accumulation Units is determined by dividing the net premium by the value of an Accumulation Unit, next computed after AAL receives Your premium.

The initial premium allocation percentages You selected are specified in the application. If You do not designate premium allocation percentages, the entire net premium will be allocated to the money market Subaccount. Your first premium will be allocated as of the end of the Valuation Period during which AAL approves Your application. All subsequent premiums will be allocated as of the end of the Valuation Period during which they are received at AAL.

AAL reserves the right to allocate Your premium payments to the money market Subaccount until the expiration of 15 days from the issue date as shown on page
3. At the end of this period, the cash value of this Certificate will be allocated according to the premium allocation percentages You specified in the application.

Each premium allocation percentage must be a whole percent. The sum of the premium allocation percentages must be 100%%. AAL reserves the right to adjust Your allocation to eliminate fractional percentages.

You may change Your premium allocation percentages by sending a Written Request to AAL. AAL will provide a form for You to use to make this request. The change will be effective as of the date Your Written Request is received at AAL's service center. The change will apply to premium payments received at AAL on or after the effective date of the change.

3.5 ADDITIONAL PREMIUM PAYMENTS
Additional premium payments may be made; however, AAL reserves the right to limit the number and amount of these additional payments.

3.6 LIMITS ON PREMIUMS
The Internal Revenue Code provides for the exclusion of increases in cash value and the death benefit from gross income. To qualify for this exclusion, You must meet the Guideline Premium Limit and the Corridor Test. The Guideline Premium Limit requires that total premium payments not exceed the limit stated in the Code. AAL, therefore, will not accept any premium or that part of any premium payment that would cause this limit to be exceeded. The Corridor Test requires that the death benefit be greater than or equal to the cash value multiplied by a factor stated in the Code. AAL, therefore, reserves the right to refuse any premium which would increase the death benefit because of the requirements of the Corridor Test.

3.7 CONTINUATION OF INSURANCE COVERAGE
If You stop making premium payments, or payments are not large enough to cover the monthly deductions, and the Death Benefit Guarantee under Section 2.5 is not in effect, the insurance coverage provided by this Certificate will continue in effect until the surrender value is not large enough to pay a monthly deduction. This Certificate will then terminate at the end of the grace period.

3.8 GRACE PERIOD
When the Death Benefit Guarantee under Section 2.5 is not in effect, a grace period will begin on a Monthly Deduction Date if the surrender value is less than the amount of the monthly deductions. Written notice of the required premium will be sent to You at least 31 days before this Certificate terminates. The required premium is the amount of premium needed to cover the next two monthly deductions. Any surrender value is applied to reduce the premium amount needed before notice is sent. If the full required payment is not received by AAL at its home office before the end of the grace period, this Certificate will terminate on the 61st day after the grace period begins.

When You pay a premium during the grace period, the overdue monthly deductions are paid first. Any additional premium amount, less the percent of premium expense charge, is added to the cash value. If the insured dies during the grace period, any unpaid monthly deductions will be deducted from the death proceeds.

3.9 REINSTATEMENT
You may reinstate this Certificate any time within three years after it has terminated so long as You did not surrender it for its surrender value. To reinstate Your Certificate the insured must be insurable for reinstatement at the time of reinstatement under AAL's underwriting guidelines and policies, and pay a premium at least equal to:

The reinstated loan amount; plus

Any surrender charge at the time of reinstatement; plus

The first two monthly deduction amounts after reinstatement; less

The cash value at termination; less

Any surrender charge credited back at reinstatement; plus

The new surrender charge taken for any reduction in the specified amount at reinstatement;

All divided by one minus the current percent of premium expense charge rate.

The premium paid upon reinstatement will be used first to pay any unpaid monthly deductions that occurred during the grace period. Your Certificate will then be reinstated on the date AAL approves Your application for reinstatement.

If You reinstate this Certificate, AAL will not contest the validity of the reinstated Certificate after it has been in effect during the lifetime of the insured for two years from the date of reinstatement. After this Certificate has been in force two years from the issue date, any contest of the validity of the reinstated Certificate will be limited to statements made in the application for reinstatement.

4. CERTIFICATE VALUES

4.1 CASH VALUE
The cash value on the issue date of this Certificate is the first net premium less the monthly deductions for the first month.

On any Monthly Deduction Date after the issue date the cash value is equal to the sum of the cash values for this Certificate in the Subaccounts and in the Fixed Account. See section 5 on the Fixed Account and section 6 on the Variable Account for how cash values are determined.

4.2 MONTHLY DEDUCTIONS
Each month on the Monthly Deduction Date, AAL will deduct from the cash value of this Certificate the following:

The cost of insurance charge; and

A monthly mortality and expense risk charge; and

The cost of any benefit riders attached to this Certificate; and

Any expense charges in effect.

Allocation Method: Deductions, except for the monthly mortality and expense risk charge (see 4.6), will be taken from the Subaccounts and Fixed Account according to the ratio that the cash value in the Subaccount or Fixed Account of this Certificate bears to the total cash value of this Certificate at the time of deduction. When doing this calculation the total cash value and the Fixed Account cash value will be reduced by the total Certificate loan.

Deductions from a Subaccount results in the cancellation of Accumulation Units from that Subaccount.

So long as the surrender value is large enough to meet these deductions on the Monthly Deduction Date or the Death Benefit Guarantee is in effect, this Certificate will remain in effect.

4.3 COST OF INSURANCE RATES
The cost of insurance rate is based on the sex, age on the last Certificate Anniversary, and risk class of the insured. Cost of insurance rates are determined by AAL based on expectations as to future mortality and expense experience. Any change in these rates will be applied on a uniform basis to all insureds of the same age, sex and risk class. However, AAL cannot use cost of insurance rates higher than the annual guaranteed cost of insurance rates shown in the table on page 3B divided by 1.0032737. The guaranteed cost of insurance rates are based on certain of the 1980 Commissioner's Standard Ordinary Mortality Table, age last birthday. The rates and tables used are based on age, risk class and sex of the insured.

4.4 COST OF INSURANCE CHARGE
The cost of insurance charge is calculated on each Monthly Deduction Date for the next month. It is equal to the cost of insurance rate multiplied by the amount of insurance at risk. The amount of insurance at risk is:

The death benefit on the Monthly Deduction Date; less

The cash value on the Monthly Deduction Date times 1.0032737.

4.5 EXPENSE CHARGES
AAL will deduct from the cash value of this Certificate the following expense charges:

A monthly Certificate fee; and

A monthly expense charge.

A premium expense charge will also be deducted from each premium payment.

All of the above charges and their durations are shown on page 3A.1.

In addition to the above charges, a $25 change fee will be charged for all Certificate changes described in Section 1.9.

4.6 MORTALITY AND EXPENSE RISK CHARGES
On each Monthly Deduction Date, AAL will deduct an amount that is a percent of the total cash value in the Subaccounts of this Certificate as a monthly mortality and expense risk charge. It is guaranteed not to exceed, on an annual basis, .90%% of the monthly value of the Subaccounts. This charge will be deducted until the 15th Certificate Anniversary is reached, at which time the charge is guaranteed to be at least .5%% less than the current mortality and expense risk charge in effect for Certificates which have not reached their 15th Certificate Anniversary.

4.7 SURPLUS REFUNDS
This Certificate will participate in any surplus refunds, declared for this Certificate, annually by the AAL Board of Directors. Surplus refunds will be allocated as determined by AAL unless You request payment in cash. Charges were determined so that AAL does not expect any surplus refund to be declared.

5. FIXED ACCOUNT

5.1 FIXED ACCOUNT
Premiums allocated to the Fixed Account and transfers of cash value from a Subaccount to the Fixed Account become part of the general account assets of AAL. The general account includes all of AAL's assets, except those assets segregated in the Variable Account or any other separate account of AAL.

5.2 INTEREST EARNED ON THE FIXED ACCOUNT CASH VALUE
AAL will credit interest to the Fixed Account cash value on a daily basis. A current interest rate will be declared periodically by the AAL Board of Directors and is guaranteed not to change more than quarterly. AAL guarantees that the rate of interest credited to the Fixed Account will never be less than 4 percent annually.

A lower rate of interest may be credited to the portion of the Fixed Account cash value that equals the amount of any total Certificate loan, but it will not be less than 4 percent.

5.3 FIXED ACCOUNT CASH VALUE
On any Valuation Date after the issue date, the Fixed Account cash value is equal to:

The Fixed Account cash value on the last Valuation Date increased with interest for each day since the last Valuation Date; plus

The portion of the net premiums allocated to the Fixed Account and received since the last Valuation Date increased with interest from the date the premium was received to the current Valuation Date; plus

The amount of any transfers, less any charge for the transfer, from the Subaccounts to the Fixed Account, including loan transfers, since the last Valuation Date increased with interest from the date the transfer was received to the current Valuation Date; less

The amount of any transfers from the Fixed Account to the Subaccounts since the last Valuation Date, and the interest that would have been credited from the date the transfer was made to the current Valuation Date; less

Any portion of any partial withdrawals taken from the Fixed Account and made since the last Valuation Date, including any charge for the withdrawal, and the interest that would have been credited from the date of the partial withdrawal to the current Valuation Date; less

Any portion of any surrender charges taken from the Fixed Account resulting from any decreases in specified amount since the last Valuation Date, and the interest that would have been credited from the date of the decrease to the current Valuation Date; less

The amount of any death benefit option change charge taken from the Fixed Account resulting from any change in death benefit option since the last Valuation Date, and the interest that would have been credited from the date of the change to the current Valuation Date; less

Any portion of any Certificate change charge taken from the Fixed Account and the interest that would have been credited from the date of the change to the current Valuation Date; less

If the Valuation Date is a Monthly Deduction Date, the monthly deductions allocated to the Fixed Account for that month.

No interest is credited for February 29th.

5.4 BASIS OF COMPUTATIONS
Minimum guaranteed cash values for the Fixed Account are based on the Commissioner's 1980 Standard Ordinary Mortality Table, age last birthday, with interest at the rate of 4 percent.

These values equal or exceed the minimum values required by law. A detailed statement of how AAL calculates cash values for this Certificate has been filed with the insurance department of the state or district where this Certificate was delivered.

6. VARIABLE ACCOUNT

6.1 VARIABLE ACCOUNT
The AAL Variable Life Account is a separate investment account established by AAL under Wisconsin law. The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

AAL uses the assets of the Variable Account to buy shares in the AAL Variable Product Series Fund, Inc. The Fund is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a diversified open-end management investment company. The Variable Account has Subaccounts which are invested in corresponding specific portfolios of the Fund. These Subaccounts and portfolios are shown on page 3A.

AAL, consistent with then applicable law, may:

Combine one separate account with another separate account, operate the separate account as a management investment company, deregister the separate account as an investment company or modify the Variable Account;

Add, delete, combine or modify Subaccounts;

Make any new Subaccount available to You on a basis to be determined by AAL.

Invest the assets of any new Subaccount in a new portfolio of the Fund, a different investment company or in any other investment; and

AAL owns the assets of the Variable Account and keeps them legally segregated from the assets of the general account. The assets of the Variable Account shall, at the time during the year that adjustments in the reserves are made, have a value at least equal to the reserves and other contract liabilities with respect to the Variable Account and, at all other times, shall have a value approximately equal to or in excess of such reserves and liabilities. The assets of the Variable Account shall not be chargeable with liabilities arising out of any other business AAL may conduct, except to the extent that the assets of the Variable Account exceed the reserves and other contract liabilities of the Variable Account arising under the Certificates supported by the Variable Account.

Income, and gains and losses, whether or not realized, from the assets in each Subaccount are credited to or charged against that Subaccount without regard to any of AAL's other income, gains or losses. The value of the assets in the Variable Account is determined at the end of each Valuation Date.

6.2 VARIABLE SUBACCOUNT CASH VALUES
The cash value for this Certificate in each Subaccount as of a Valuation Date is equal to:

The number of Accumulation Units for this Certificate in that Subaccount multiplied by the Accumulation Unit Value for that Subaccount.

The cash value for any day that is not a Valuation Date will be determined as of the next Valuation Date.

6.3 NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units for this Certificate in any Subaccount may increase or decrease at the end of each Valuation Period depending on the transactions that occur in the Subaccount during the Valuation Period. When transactions occur, the actual dollar amounts of the transactions are converted to Accumulation Units. The number of Accumulation Units for a transaction in a Subaccount is determined by dividing the dollar amount of the transaction by the Accumulation Unit Value of the Subaccount at the end of the Valuation Period during which the transaction occurs.

The number of Accumulation Units in a Subaccount increases when the following transactions occur during the Valuation Period:

Net premiums are allocated to the Subaccount; or

Cash value is transferred to the Subaccount from another Subaccount or from the Fixed Account.

The number of Accumulation Units in a Subaccount decreases when the following transactions occur during the Valuation Period:

Cash value is transferred from the Subaccount to another Subaccount or to the Fixed Account, including loan transfers;

Partial   withdrawals  and  partial   withdrawal  charges  are  taken  from  the
Subaccount; or

Monthly deductions or transfer charges are taken from the Subaccount.

A charge for a Death Benefit Option change is allocated to the Subaccount.

A charge for a Certificate change is allocated to the Subaccount.

Surrender charges are allocated to the Subaccount.

6.4 ACCUMULATION UNIT VALUE
For each Subaccount, the initial Accumulation Unit Value was set when the Subaccount was established. The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

The Accumulation Unit Value for a Subaccount for any Valuation Period is equal to:

The Net Asset Value of the corresponding Fund portfolio at the end of the Valuation Period;

Plus the amount of any dividend, capital gain or other distribution made by the Fund portfolio if the "ex-dividend" date occurs during the Valuation Period;

Plus or minus any cumulative credit or charge for taxes reserved which is determined by AAL to have resulted from the operation of the portfolio;

Divided by the total number of Accumulation Units held in the Subaccount at the end of the Valuation Period before any of the transactions referred to in
Section 6.3 have occurred.

6.5 TRANSFER OF CASH VALUES
At any time, You may transfer all or a portion of the cash value of this Certificate among the Subaccounts and the Fixed Account by sending a Written Request to AAL. AAL will provide a form for You to use. The transfer will be effective as of the end of the Valuation Period during which Your Written Request is received at AAL. Transfers are subject to the following:

The total dollar amount of any transfer cannot be less than the smaller of $500 or the cash value of the Subaccount or Fixed Account from which the transfer is being made at the time of transfer.

The dollar amount of any transfer to a Subaccount or the Fixed Account may not be less than $50.

You may make 12 transfers from one or more Subaccounts to one or more other Subaccounts or the Fixed Account in each Certificate year without charge. AAL will charge $25 per transfer for each transfer in excess of the 12th in each Certificate year, which will be applied against the transfer amount prior to the transfer being allocated as You direct.

You may make only 1 transfer from the Fixed Account in each Certificate year. The transfer may not exceed the greater of $500 or 25%% of the cash value of the Fixed Account at the time of transfer. This transfer will not be subject to a transfer charge.

AAL may delay  making  transfers  subject to the same  conditions  described  in
Section 8.5.

6.6 CHANGE OF PORTFOLIO OR INVESTMENT POLICY
AAL may determine that a portfolio of a Fund is no longer desirable for investment by a Subaccount or the shares of a portfolio are no longer available for investment. If that occurs, AAL has the right to substitute another portfolio of the Fund, or to invest in another investment company. This change would be subject to any required prior approval by the Securities and Exchange Commission and the insurance supervisory officials in the state where this Certificate is delivered.

Any change in the investment policy of the Variable Account will be subject to any required prior approval by the insurance supervisory officials of the state of Wisconsin. AAL will notify You of any material change in investment policy.

7. CERTIFICATE LOANS

7.1 LOANS
Using the value of this Certificate as security, You may obtain a loan. The most You may borrow is 92 percent of the surrender value. AAL has the right to delay payment of the loan as described under section 8.5.

You may choose which account(s) the loan is to be taken from among the Subaccounts and Fixed Account. If You do not choose, the loan will be allocated to the Subaccounts according to the method described in section 4.2. Cash value will be transferred to the Fixed Account from each Subaccount equal to the allocation of the loan taken from that Subaccount. On each Monthly Deduction Date the excess of the total Certificate loan over the Fixed Account cash value will be transferred from the Subaccounts to the Fixed Account. The cash value transferred will be allocated among the Subaccounts according to the method described in section 4.2.

7.2 LOAN INTEREST
The annual interest rate charged to a loan prior to the 15th Certificate Anniversary is 8 percent. Once Certificate Anniversary 15 is reached AAL will charge 7.25%% on loans. Interest accrues daily from the loan issue date.

A lower rate of interest may be credited to the portion of the Fixed Account cash value that equals the amount of any outstanding Certificate loan.

7.3 TOTAL CERTIFICATE LOAN
The total Certificate loan is equal to the loan principal plus any accrued interest.

7.4 LOAN REPAYMENT
You may repay a loan in part or in full at any time. When You send in a payment for Your loan, be sure to state that it is a loan payment.

7.5 TERMINATION DUE TO EXCESS LOAN
If the total Certificate loan ever equals or exceeds the cash value minus any surrender charges, and the Death Benefit Guarantee under section 2.5 is not in effect, this Certificate will terminate without value. Written notice will be sent to You and any assignee at the last known address. You will have 31 days from the date written notice is mailed to make the required payment to keep this Certificate in force.

SURRENDER & WITHDRAWALS

8.1 SURRENDER VALUE
The surrender value is the cash value minus:

Any surrender charges; and

Any loans and unpaid loan interest.

8.2 SURRENDER CHARGE
A surrender charge will be subtracted from the cash value if this Certificate is surrendered during the surrender charge period, or You decrease the specified amount. The surrender charges are shown on the Table of Surrender Charges on page 3A.1.

8.3 FULL SURRENDER
You may surrender this Certificate for its full surrender value by sending a Written Request to AAL. The surrender will be effective as of the date the request is received at the home office and insurance coverage will end on that day.

AAL has the right to delay paying the cash value as described under Section 8.5.

8.4 PARTIAL WITHDRAWALS
You may withdraw part of the surrender value of this Certificate by sending a Written Request to the home office. A $25 charge will be deducted from the cash value for each partial withdrawal after the first one in any one Certificate year.

A partial withdrawal:

Will reduce the cash value by the amount of the partial withdrawal;

Will reduce the specified amount by the amount of the partial withdrawal if Death Benefit Option I is in effect except for the part of the withdrawal which is equal to (a) minus (b), if positive, where:

a)is the cash value as of the date of the partial withdrawal, before the partial withdrawal is taken, multiplied by the death benefit factor; and

b)is the specified amount before the partial withdrawal is taken;

A partial withdrawal may not be made if the specified amount would be reduced below the minimum allowed by AAL.

You may choose how the partial withdrawal will be taken from among the Subaccounts, except that the Fixed Account cash value may not be reduced below the total Certificate loan. If You do not choose, the partial withdrawal will be taken from the Subaccounts according to the method described in 4.2.

AAL has the right to delay  paying  the  amount  withdrawn  as  described  under
Section 8.5.

8.5  DELAY OF PAYMENT
Payment of any withdrawal value, cash surrender value, or loan value will normally be made within 7 days after Your Written Request is received at AAL. However, AAL may delay this payment or any other type of payment from the Variable Account for any period when:

The New York Stock Exchange is closed for trading other than customary weekend and holiday closings;

Trading on the New York Stock Exchange is restricted;

An emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account or to fairly determine their value; or

The Securities and Exchange Commission by order permits the delay for the protection of security holders.

AAL may delay payment of any withdrawal value, cash surrender value or loan value from the Fixed Account for up to 6 months after Your Written Request is received at AAL.

9. CERTIFICATE REPORTS

9.1 ANNUAL REPORT
At least once each Certificate year, AAL will send You a report concerning the current status of Your Certificate. There is no charge for this report.

9.2 ILLUSTRATIVE REPORT
Upon Your request, AAL will send You an illustration of future values for this Certificate. AAL may charge a reasonable fee for each illustration requested.

10. MEMBERSHIP, OWNERSHIP, ASSIGNMENT AND BENEFICIARY

10.1 MEMBERSHIP
The person who applied for this Certificate and is listed as the member on the application for insurance is a benefit member of AAL. The rights and benefits of membership are set forth in the Articles of Incorporation and Bylaws of AAL. Membership cannot be transferred.

10.2 OWNERSHIP
The owner of this Certificate is the person listed as owner on the application for insurance, unless ownership has been transferred.

If You are not the insured, You should name a successor owner who will become the owner if You die before the insured. If You die before the insured and there is no successor owner named, ownership of this Certificate will pass to Your estate.

10.3 BENEFICIARY
The beneficiary is the person, entity or organization named to receive the death benefit after the insured dies. The Bylaws of AAL list those eligible to be beneficiaries. Beneficiaries are designated as first, second and third class. You may name more than one person or organization in the same class.

Unless You indicate otherwise, the proceeds payable when the insured dies will be paid as follows:

Equally to the beneficiaries in the first class who survive the insured. If none in the first class survive the insured, then;

Equally to the beneficiaries in the second class who survive the insured. If none in the second class survive the insured, then;

Equally to the beneficiaries in the third class who survive the insured.

If no beneficiary has been named or survives the insured, AAL will pay the proceeds as follows:

To Your estate if You are the insured; or

To You if You are not the insured.

If any beneficiary dies at the same time as the insured, or within 15 days after the insured dies but before the death benefits are paid, AAL will pay the proceeds as though that beneficiary had died before the insured.

10.4 COLLATERAL ASSIGNMENT
You may assign this Certificate as collateral security for a loan or other obligation. This may limit Your rights to the cash value and the beneficiary's rights to the proceeds.

The assignments must be in writing and filed at our home office. AAL assumes no responsibility as to the validity of any assignment. AAL is not liable for any payment made or any other action taken on this Certificate before the assignment was recorded at our home office.

Any Certificate loan obtained before an assignment is recorded at our home office has priority over the assignment.

10.5 CHANGE OF OWNER OR BENEFICIARY
During the insured's lifetime, You may transfer ownership of this Certificate or change the beneficiary by sending a signed Written Request to the home office. The transfer or change must be approved by AAL before it is valid. If approved, it will be effective on the date it was signed or on the date it was received at the home office if no date appears on the request. AAL will provide a form for You to use.

The change will not affect any payment made or action taken by AAL before the change was received and approved at the home office.

11. FILING A DEATH CLAIM

11.1 NOTICE OF DEATH
Written notice of death must be given to AAL at its home office. Notice should include the insured's name and the Certificate number. Help may be obtained through an AAL district representative.

11.2 CLAIM FORMS
A claim form will be sent, upon receiving the death claim notice. Complete the claim form and send it to the home office along with a certified copy of the death Certificate. Processing of the claim will begin as soon as these items are received.

12. SETTLEMENT OPTIONS

12.1 OWNER--CHOOSING A SETTLEMENT OPTION
All or part of the proceeds from death, maturity or surrender may be applied to one or more of the settlement options described below in place of a lump sum payment.

You may choose a settlement option while the insured is alive.

The minimum amount that may be applied to any one settlement option is $1,000.

12.2 BENEFICIARY--CHOOSING A SETTLEMENT OPTION FOR THE DEATH PROCEEDS
The beneficiary may choose to receive the death proceeds in a lump sum payment or under any settlement option, unless the owner has chosen a mandatory method of payment in the beneficiary designation that does not allow the beneficiary to change it. AAL will provide a form to use. On lump sum payments, we will pay interest on the death proceeds at a rate required by law from the date of the insured's death until the date of payment.

12.3 SETTLEMENT OPTIONS
The minimum amount that may be applied to any one settlement option is $1,000. Payments may be received on a monthly, quarterly, semiannual, or annual basis provided each payment is at least $25. The first payment under an option will be made on the first business day following the end of the payment interval chosen. The settlement options are as follows:

OPTION 1 - INTEREST
The proceeds are left with AAL to earn interest. Interest earned may be paid in cash at regular intervals or may be left with AAL to accumulate with interest. All or part of these proceeds may be withdrawn upon request.

OPTION 2 - SPECIFIED AMOUNT INCOME
The proceeds are used to make payments at regular intervals for a specified amount until the proceeds with interest have been paid. The payment period may not exceed 30 years. The unpaid proceeds may be withdrawn upon request.

OPTION 3 - FIXED PERIOD INCOME
The proceeds are used to make payments at regular intervals for a fixed number of years, not to exceed 30 years. The unpaid proceeds may be withdrawn upon request. Guaranteed payments are shown in the table below.

                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS

Number                             Number
of                Monthly          of               Monthly
Years             Payment          Years            Payment

2                 $42.96            17               $6.24
3                 $29.06            18               $5.98
4                 $22.12            19               $5.74
5                 $17.95            20               $5.53
6                 $15.18            21               $5.33
7                 $13.20            22               $5.16
8                 $11.71            23               $5.00
9                 $10.56            24               $4.85
10                $ 9.64            25               $4.72
11                $ 8.88            26               $4.60
12                $ 8.26            27               $4.49
13                $ 7.73            28               $4.38
14                $ 7.28            29               $4.28
15                $ 6.89            30               $4.19
16                $ 6.54

OPTION 4 - LIFE INCOME WITH GUARANTEED PAYMENT PERIOD
The proceeds are used to make payments at regular intervals for the lifetime of the payee. If the payee dies during the guaranteed period, payments will be continued to the end of that period. A period of 10 or 20 years may be elected. The amount of the payments depends on the age and sex of the payee at the time AAL issues the settlement agreement. Guaranteed payments are shown in the table below.

                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
10 YEAR                             20 YEAR
GUARANTEED                          GUARANTEED
PAYMENT                             PAYMENT
PERIOD                              PERIOD

Age      Male              Female           Male              Female
50       $4.53             $4.19            $4.38             $4.13
51       $4.61             $4.26            $4.44             $4.18
52       $4.69             $4.32            $4.50             $4.24
53       $4.77             $4.39            $4.56             $4.29
54       $4.85             $4.45            $4.62             $4.35
55       $4.93             $4.52            $4.68             $4.40
56       $5.03             $4.61            $4.74             $4.46
57       $5.14             $4.70            $4.80             $4.53
58       $5.24             $4.78            $4.87             $4.59
59       $5.35             $4.87            $4.93             $4.66
60       $5.45             $4.96            $4.99             $4.72
61       $5.58             $5.07            $5.05             $4.79
62       $5.71             $5.18            $5.11             $4.86
63       $5.85             $5.30            $5.18             $4.93
64       $5.98             $5.41            $5.24             $5.00
65       $6.11             $5.52            $5.30             $5.07
66       $6.27             $5.67            $5.35             $5.14
67       $6.43             $5.82            $5.40             $5.20
68       $6.59             $5.96            $5.44             $5.27
69       $6.75             $6.11            $5.49             $5.33
70       $6.91             $6.26            $5.54             $5.40
71       $7.09             $6.44            $5.57             $5.44
72       $7.26             $6.63            $5.60             $5.49
73       $7.44             $6.81            $5.62             $5.53
74       $7.61             $7.00            $5.65             $5.58
75       $7.79             $7.18            $5.68             $5.62
76       $7.95             $7.38            $5.69             $5.64
77       $8.12             $7.58            $5.71             $5.66
78       $8.28             $7.78            $5.72             $5.69
79       $8.45             $7.98            $5.74             $5.71
80       $8.61             $8.18            $5.75             $5.73

OPTION 5 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENT PERIOD
The proceeds are used to make payments at regular intervals for the lifetime of both payees. Upon the death of one of the payees, payments will be continued for the lifetime of the surviving payee. If both payees die during the guaranteed period, payments will be continued to the end of that period. A period of 10 or 20 years may be elected. The amount of the payments depends upon the age and sex of the payees at the time AAL issues the settlement agreement. Guaranteed payments are shown in the tables below.

                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
                        PAYMENTS GUARANTEED FOR 10 YEARS

Male                                Female Ages
Ages              50       55       60      65       70       75       80
-------------------------------------------------------------------------------
50                $3.91    $4.05    $4.18   $4.29    $4.38    $4.45    $4.49
55                $3.99    $4.17    $4.36   $4.53    $4.67    $4.78    $4.86
60                $4.06    $4.28    $4.53   $4.77    $5.00    $5.19    $5.32
65                $4.11    $4.37    $4.67   $5.00    $5.34    $5.64    $5.87
70                $4.14    $4.43    $4.79   $5.20    $5.66    $6.11    $6.48
75                $4.17    $4.48    $4.86   $5.34    $5.91    $6.52    $7.07
80                $4.18    $4.50    $4.91   $5.44    $6.09    $6.83    $7.56


                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
                        PAYMENTS GUARANTEED FOR 20 YEARS

Male                                Female Ages
Ages              50       55       60      65       70       75       80
-------------------------------------------------------------------------------
50                $3.90    $4.03    $4.16   $4.25    $4.32    $4.36    $4.38
55                $3.98    $4.15    $4.32   $4.47    $4.58    $4.64    $4.67
60                $4.04    $4.25    $4.47   $4.68    $4.84    $4.94    $4.98
65                $4.08    $4.32    $4.59   $4.85    $5.07    $5.21    $5.28
70                $4.11    $4.37    $4.67   $4.97    $5.24    $5.42    $5.50
75                $4.12    $4.39    $4.70   $5.04    $5.34    $5.55    $5.64
80                $4.12    $4.40    $4.72   $5.07    $5.38    $5.60    $5.71

OTHER OPTIONS
AAL also has other settlement options which may be chosen. Information about these options may be obtained from an AAL district representative or the home office.

12.4 GUARANTEED INTEREST RATE ON SETTLEMENT OPTIONS
Options 1, 2, and 3 are based on a guaranteed effective annual interest rate of 3%%. Options 4 and 5 are based on a guaranteed effective annual interest rate of 3 1/2%% using the "1983 Table a" annuitant mortality table.

12.5 SETTLEMENT AGREEMENT
AAL will issue a separate settlement agreement whenever proceeds are applied to any settlement option. The settlement agreement will be issued to the payee. The payee is the person named to receive the payments.

If the payee dies on or after the settlement agreement commencement date and before the entire interest in the settlement agreement has been paid, the remaining portion of such interest will be paid at least as rapidly as under the method of payment in effect as of the date of the payee's death.

                                AID ASSOCIATION
                                 FOR LUTHERANS

                          A FRATERNAL BENEFIT SOCIETY

                           FLEXIBLE PREMIUM VARIABLE
                           LIFE INSURANCE CERTIFICATE

Death benefit payable at death of insured before maturity date Maturity proceeds payable on maturity date Adjustable death benefit Flexible premiums payable during lifetime of insured until maturity date Death benefit guarantee upon payment of Death Benefit Guarantee Premiums Return on cash value based on the investment options selected

The amount and duration of the death benefit of this Certificate may increase or decrease as described herein depending on the investment experience of the Subaccounts.

A death benefit guarantee is provided until the later of 10 years from the issue date or the Insured's Attained Age 65 if minimum monthly premiums are paid as defined in this Certificate.

The cash value of this Certificate may increase or decrease daily depending on the investment experience of the Subaccounts. There is no guaranteed minimum cash value.

This is a Certificate of membership and flexible premium variable life insurance. It is a legal contract between You and Aid Association for Lutherans
(AAL). It is issued in return for the application and the payment of the first premium.

This Certificate provides insurance on the life of the person named above. AAL will pay the death benefits to the beneficiary when the insured dies before the maturity date if this Certificate is still in effect at the time of death. AAL will pay the owner the maturity proceeds if the insured is still living on the maturity date and the Certificate is still in effect.

NOTICE OF TEN DAY RIGHT TO
CANCEL CERTIFICATE
READ THIS CERTIFICATE CAREFULLY. Within 10 days after You first receive this Certificate, You may cancel it for any reason. To cancel, the Certificate must be delivered or mailed with a Written Request to Your AAL district representative or the home office. If You return (cancel) the Certificate, this Certificate shall be void from the beginning and AAL will pay a refund of: (1) the difference between payments made and amounts allocated to the Variable Account, plus (2) the value of the amount allocated to the Variable Account as of the date the returned Certificate is received by us, plus, (3) any fees imposed on the amounts allocated to the Variable Account. If state law does not permit such a refund, then the refund will equal premiums paid, without interest. Refunds will usually occur within seven days of notice of cancellation, although a refund of premiums paid by check may be delayed until the check clears your bank.

Signed for Aid Association for Lutherans at the home office, 4321 North Ballard Road, Appleton, Wisconsin 54919.

TABLE OF CERTIFICATE PROVISIONS

1.  General Provisions And Exclusions
1.1 Definitions
1.2 Entire Contract
1.3 Statements in the Application
1.4 Change of Contract
1.5 Incontestability
1.6 Misstatement of Age or Sex
1.7 Maintenance of Solvency
1.8 Suicide
1.9 Change of Certificate

2.  Death Benefit and Maturity
2.1 Death Benefit
2.2 Level Death Benefit-Option I
2.3 Increasing Death Benefit-Option II
2.4 Death Benefit Option Change
2.5 Death Benefit  Guarantee
2.6 Increases in Specified  Amount
2.7 Decreases in Specified Amount
2.8 Death Benefit Factor
2.9 Maturity

3.  Premiums
3.1 When and Where to Pay Premiums
3.2 Planned  Periodic Premium
3.3 Net Premium
3.4 Net  Premium  Allocations
3.5 Additional  Premium  Payments
3.6 Limits on Premiums
3.7 Continuation of Insurance
3.8 Grace Period 3.9 Reinstatement

4.  Certificate Values
4.1 Cash Value
4.2 Monthly Deductions
4.3 Cost of Insurance Rates
4.4 Cost of Insurance Charge
4.5 Expense Charges
4.6 Monthly Mortality And Expense Risk
Charge
4.7 Surplus Refunds

5.  Fixed Account
5.1 Fixed Account
5.2 Interest Earned on The Fixed Account
Cash Value
5.3 Fixed Account Cash Value
5.4 Basis of Computations

6.  Variable Account
6.1 Variable Account
6.2 Variable Subaccount Cash Values
6.3 Number of Accumulation Units
6.4 Accumulation Unit Value
6.5 Transfer of Accumulated Values
6.6 Change of Portfolio or Investment
Policy

7.  Certificate Loans
7.1 Loans
7.2 Loan Interest
7.3 Total Loan
7.4 Loan Repayment
7.5 Termination Due to Excess Loan

8.  Surrender & Withdrawal
8.1 Surrender Value
8.2 Surrender Charge
8.3 Full Surrender
8.4 Partial Withdrawals
8.5 Delay of Payment

9.  Certificate Reports
9.1 Annual Report
9.2 Illustrative Report

10.  Membership, Ownership, Assignment
And Beneficiary
10.1 Membership
10.2 Ownership
10.3 Beneficiary
10.4 Collateral Assignment
10.5 Change of Owner or Beneficiary

11.  Filing a Death Claim
11.1 Notice of Death
11.2 Claim Forms

12.  Settlement Options
12.1 Owner--Choosing A Settlement Option
12.2 Beneficiary--Changing A Settlement
     Option for the Death Proceeds
12.3 Settlement Options
12.4 Guaranteed Interest Rate on Settlement
Options
12.5 Settlement Agreement

Any benefit riders and a copy of the application follow Section 12.

1. GENERAL PROVISIONS AND EXCLUSIONS

1.1 DEFINITIONS
"AAL" means Aid Association for Lutherans.

"Accumulation Unit" is a unit of measure used to calculate the cash value in each Subaccount of the Variable Account.

"Accumulation   Unit  Value"  on  any  Valuation  Date,  is  the  value  of  the
Accumulation Units of each Subaccount of the Variable Account.

"Certificate Anniversary" means the same date in each succeeding year as the Certificate Issue Date.

"Death Benefit Guarantee Premium" is the minimum monthly premium required to keep Your particular Certificate's Death Benefit Guarantee intact.

"Fixed Account" is an investment option that credits an interest rate. The Fixed Account is part of AAL's general account which includes all of AAL's assets other than those in any separate account of AAL.

"Fund" means the AAL Variable Product Series Fund, Inc. The Fund has portfolios that correspond to each of the Subaccounts of the Variable Account. The current portfolios are shown on page 3A.

"Insured's Attained Age" is not the insured's actual current age, but is the issue age shown on page 3A plus the number of Certificate anniversaries that have passed since the issue date of this Certificate.

"Monthly Deduction Date" is the day, each month, on which monthly charges are taken from the cash value. It occurs each month on the Valuation Date, on or preceding the day of the month which is the same day of the month on which the Certificate was issued.

"Net Asset Value" means the unit of valuation for a Fund portfolio as computed for a Valuation Period and described in such Fund's prospectus.

"Subaccount" means a subdivision of the Variable Account. Each Subaccount invests exclusively in the shares of a corresponding portfolio of the Fund. The current Subaccounts are shown on page 3.

"Valuation Date" means any day that both the New York Stock Exchange is open for regular trading and AAL is open for business.

"Valuation Period" means the period of time from the end of one Valuation Date to the end of the next Valuation Date.

"Variable Account" means the AAL Variable Life Account I. It is a separate account of AAL.

"Written Request" means a Written Request signed by You that is satisfactory in form and content to AAL.

"You" or "Your" mean the owner of this Certificate.

1.2 ENTIRE CONTRACT
The entire contract between You and AAL is made up of:

This Certificate including any attached riders, endorsements or amendments;

The attached application, including any applications for increase in the specified amount; and

The AAL Articles of Incorporation and Bylaws which are in force on the issue date of this Certificate.

1.3 STATEMENTS IN THE APPLICATION
Statements made in the application will be treated as representations and not warranties. No statement will be used by AAL to void the contract or to deny a claim unless it appears in the application.

1.4 CHANGE OF CONTRACT
No representative of AAL except the president or the secretary may change any part of this Certificate on behalf of AAL.

1.5 INCONTESTABILITY
AAL will not contest the validity of this Certificate after it has been in effect during the lifetime of the insured for two years from the issue date. Also see Sections 2.6 and 3.9.

1.6 MISSTATEMENT OF AGE OR SEX
The values of this Certificate are based on the insured's age and sex, except where otherwise required by law. If the date of birth or sex shown on the application is wrong, the proceeds payable will be adjusted to the amount that would be provided by the most recent cost of insurance charge at the correct attained age or sex.

1.7 MAINTENANCE OF SOLVENCY
This provision applies only to values in the Fixed Account.

If AAL's reserves for any class of Certificates become impaired, You may be required to make an extra payment. AAL's Board of Directors will determine the amount of any extra payment based on each member's fair share of the deficiency.

If the payment is not made, it will be charged as a loan against this Certificate with interest at a rate of 5 percent per year. You may choose an equivalent reduction in benefits instead of or in combination with the loan.

Any indebtedness and interest charged against this Certificate, or any agreement for a reduction in benefits, shall have priority over the interest of any owner, beneficiary, or collateral assignee under this Certificate.

1.8 SUICIDE
The death benefit will not be paid if the insured commits suicide, while sane or insane, within one year of the issue date. AAL will refund all premiums paid, without interest. Any Certificate loans and unpaid interest, and any partial withdrawals will be deducted from the premiums refunded. Also see Section 2.6.

1.9 CHANGE OF CERTIFICATE

You have the right to have substandard ratings and flat extras removed or reduced, to change from smoker to non-smoker risk class and to add additional benefits which are offered by AAL for new flexible premium variable life insurance certificates at the time the change is made. These rights are all subject to the insured being eligible for the change at the time of the change under AAL's underwriting guidelines and policies. A written application providing proof of insurability for the change under AAL's underwriting guidelines and policies may be required. You have to right to drop additional benefits without proof of insurablility.

Other rights You have to change the Certificate are described elsewhere in the Certificate.

2.  DEATH BENEFIT AND MATURITY

2.1 DEATH BENEFIT
The death benefit payable upon the death of the insured depends on the death benefit option in effect on the date of the insured's death. The death benefit option You selected is shown on page 3A.

Any Certificate loan and unpaid interest will be deducted from the death benefit payable.

2.2 LEVEL DEATH BENEFIT - OPTION I
The death benefit payable when the insured dies is the larger of:

The specified amount shown on page 3A; or

The cash value on the date of death multiplied by the death benefit factor.

2.3 INCREASING DEATH BENEFIT - OPTION II
The death benefit payable when the insured dies is the larger of:

The specified  amount shown on page 3A plus the cash value on the date of death;
or

The cash value on the date of death multiplied by the death benefit factor.

2.4 DEATH BENEFIT OPTION CHANGE
You have the right to change from Level Death Benefit Option I to the Increasing Death Benefit Option II upon Written Request, if the insured is insurable for the Increasing Death Benefit Option II according to AAL's underwriting guidelines and policies. A written application providing proof of insurability under AAL's guidelines and policies may be required.

If this change is made, the specified amount will be decreased so that it equals the death benefit less the cash value immediately preceding the effective date of the change. The decrease in specified amount will be applied in the order specified in Section 2.7. This change may not be made if it would reduce the specified amount below $10,000.

You have the right to change from the Increasing Death Benefit, Option II, to the Level Death Benefit, Option I upon Written Request. If this change is made, the specified amount will be increased to equal the death benefit in effect immediately preceding the effective date of the change.

A $25 charge will be deducted from the cash value for each Death Benefit Option change. This charge will be allocated in the method described in Section 4.2. A change of Death Benefit Option becomes effective on the date shown on the new page 3A that is sent to You.

2.5 DEATH BENEFIT GUARANTEE
Your Certificate is guaranteed not to enter the grace period on a Monthly Deduction Date if the Death Benefit Guarantee is intact. The Death Benefit Guarantee will remain intact if, on each Monthly Deduction Date:

1) the Insured's Attained Age is less than 65 or the Certificate is less than 10 years from the Certificate issue date, whichever is later, and

2) premiums paid less withdrawals equals or exceeds required premiums plus the total Certificate loan.

For this purpose:

premiums paid less withdrawals is the sum of all premiums paid, minus any partial withdrawals and related charges; and

required premiums plus the total Certificate loan is the Death Benefit Guarantee Premium, as shown on page 3A, times the number of months since the Certificate issue date, including the current month, plus the total Certificate loan as of the Monthly Deduction Date.

Your Death Benefit Guarantee Premium will change each time: 1) the specified amount is increased or decreased; or 2) riders are added, changed, or terminated. The new Death Benefit Guarantee Premium will apply from the first Monthly Deduction Date on or after the date of the change until the next such change. Your Certificate will have an initial Death Benefit Guarantee Premium plus an additional Death Benefit Guarantee Premium for each of these changes.

For each Death Benefit Guarantee Premium there is an associated effective period. The effective period for the initial Death Benefit Guarantee Premium is the number of months from the issue date up to the Monthly Deduction Date prior to the 1st change creating a new Death Benefit Guarantee Premium. For other Death Benefit Guarantee Premiums, the associated effective period is equal to the number of months from the first Monthly Deduction Date on or after the date of the change creating the Death Benefit Guarantee Premium, to the Monthly Deduction Date prior to the next change creating a new Death Benefit Guarantee Premium. If there has not been a subsequent change the effective period is equal to the number of months since the first Monthly Deduction Date on or after the date of the change, including the current month.

If Your Death Benefit Guarantee Premium has ever changed, the required premiums, used in determining if the Death Benefit Guarantee remains intact, are equal to the sum of each Death Benefit Guarantee Premium times the number of months in its associated effective period.

If on a Monthly Deduction Date, sufficient premiums have not been paid to maintain the Death Benefit Guarantee, an additional period lasting until two additional Monthly Deduction Dates have occurred will be allowed for payment of a premium sufficient to meet the cumulative required premium as outlined above.

Notice of such required premium will be mailed to Your last known address. If the premium is not paid within this period, the Death Benefit Guarantee provision will no longer be in effect, and cannot be reinstated.

For any month in which the monthly deduction is being paid by a Waiver of Monthly Deduction Benefit Rider attached to this contract, the Death Benefit Guarantee Premium for that month will be zero.

2.6 INCREASES IN SPECIFIED AMOUNT
You have the right to increase the specified amount at any time on or before the Certificate Anniversary following the insured's 80th birthday if the insured is insurable for the increase under AAL's underwriting guidelines and policies. A written application providing proof of insurability under AAL's underwriting guidelines and policies may be required.

An increase must be at least $10,000. Proof of insurability may be required and, if You are not the insured, proof of insurable interest may also be required.

When an increase is approved, it becomes effective on the date shown on the new page 3A that is sent to You.

The cost of insurance rate for each increase will be based on the sex, age on the last Certificate Anniversary, and risk class of the insured at the time the increase takes effect. An increase is not allowed if the risk class of the insured at time of increase is standard and the risk class of the insured shown on page 3A is "STANDARD NONSMOKER".

Each increase will be subject to AAL's expense charges in effect at the time of increase. The expense charges for each increase will be based on the insured's sex and age on the last Certificate Anniversary and will apply for the number of months shown on the new page 3A.1. A new set of surrender charges will apply to each increase in the specified amount. These charges will all be shown on the new page 3A.1.

AAL will not contest the validity of the increase after it has been in effect during the lifetime of the insured for two years from the date of increase. Any contest of the validity of the increase will be limited to statements made in the application for the increase.

The one year period in the Suicide Exclusion provision will apply to each increase beginning on the effective date of each increase. The only amount payable will be a refund of the monthly deductions for the increase.

2.7 DECREASES IN SPECIFIED AMOUNT
You have the right to decrease the specified amount at anytime after this Certificate has been in effect for one year, if specified amount remaining in effect is at least $10,000. If either the total premium payments already made or the cash value exceeds the applicable limit stated in the Internal Revenue Code regarding the definition of life insurance for the reduced specified amount, AAL will refund any excess premiums or cash value necessary to comply with the limit stated in the Internal Revenue Code.

The decrease will be effective on the date the request is received at the home office. The decrease will be subtracted first from any previous increases in the specified amount, starting with the most recent, then from the original specified amount.

A surrender charge will be subtracted from the cash value if a surrender charge is in effect for that part of the specified amount. The surrender charges are shown on the Table of Surrender Charges on page 3A.1.

2.8 DEATH BENEFIT FACTOR
The death benefit factor depends on the age of the insured on the last Certificate Anniversary before the date of death. The table below shows the death benefit factor for each age.

Age               Factor   Age      Factor

0-40              2.50              68               1.17
41                2.43              69               1.16
42                2.36              70               1.15
43                2.29              71               1.13
44                2.22              72               1.11
45                2.15              73               1.09
46                2.09              74               1.07
47                2.03              75               1.05
48                1.97              76               1.05
49                1.91              77               1.05
50                1.85              78               1.05
51                1.78              79               1.05
52                1.71              80               1.05
53                1.64              81               1.05
54                1.57              82               1.05
55                1.50              83               1.05
56                1.46              84               1.05
57                1.42              85               1.05
58                1.38              86               1.05
59                1.34              87               1.05
60                1.30              88               1.05
61                1.28              89               1.05
62                1.26              90               1.05
63                1.24              91               1.04
64                1.22              92               1.03
65                1.20              93               1.02
66                1.19              94               1.01
67                1.18              95 @& over       1.00

The purpose of the death benefit factor is to help qualify Your Certificate as a life insurance contract under the Corridor Test in federal tax law.

2.9 MATURITY
AAL will pay You the maturity proceeds if the insured is still living on the maturity date shown on page 3A. The maturity proceeds will be the greater of cash value less any loan and unpaid loan interest or the specified amount less any unpaid loan and loan interest.

3. PREMIUMS

3.1 WHEN AND WHERE TO PAY PREMIUMS
Premiums may be paid at any time and in any amount, subject to the restrictions described below. If premium payments are not sufficient to maintain a surrender value larger than the monthly deduction amount and Your Death Benefit Guarantee under section 3.6 is not in effect, Your insurance coverage will terminate. Pay premiums by making Your check payable to Aid Association for Lutherans and sending it to: Aid Association for Lutherans, 4321 North Ballard Road, Appleton, Wisconsin 54919. Include Your Certificate number.

3.2 PLANNED PERIODIC PREMIUM
The amount and frequency of the planned periodic premium You have selected are shown on page 3A. Changes in frequency and increases or decreases in amount of payments may be made at any time. AAL reserves the right to limit the amount of any increase.

3.3 NET PREMIUM
The net premium is the premium paid less the percentage of premium expense charge. The percentage of premium expense charge is shown on page 3A.1.

3.4 NET PREMIUM ALLOCATIONS
Net premiums are allocated to the Subaccounts and Fixed Account according to the premium allocation percentages You select for this Certificate, except as otherwise provided below. Each net premium is allocated to a Subaccount in the form of Accumulation Units. The number of Accumulation Units is determined by dividing the net premium by the value of an Accumulation Unit, next computed after AAL receives Your premium.

The initial premium allocation percentages You selected are specified in the application. If You do not designate premium allocation percentages, the entire net premium will be allocated to the money market Subaccount. Your first premium will be allocated as of the end of the Valuation Period during which AAL approves Your application. All subsequent premiums will be allocated as of the end of the Valuation Period during which they are received at AAL.

AAL reserves the right to allocate Your premium payments to the money market Subaccount until the expiration of 15 days from the issue date as shown on page
3. At the end of this period, the cash value of this Certificate will be allocated according to the premium allocation percentages You specified in the application.

Each premium allocation percentage must be a whole percent. The sum of the premium allocation percentages must be 100%%. AAL reserves the right to adjust Your allocation to eliminate fractional percentages.

You may change Your premium allocation percentages by sending a Written Request to AAL. AAL will provide a form for You to use to make this request. The change will be effective as of the date Your Written Request is received at AAL's service center. The change will apply to premium payments received at AAL on or after the effective date of the change.

3.5 ADDITIONAL PREMIUM PAYMENTS
Additional premium payments may be made; however, AAL reserves the right to limit the number and amount of these additional payments.

3.6 LIMITS ON PREMIUMS
The Internal Revenue Code provides for the exclusion of increases in cash value and the death benefit from gross income. To qualify for this exclusion, You must meet the Guideline Premium Limit and the Corridor Test. The Guideline Premium Limit requires that total premium payments not exceed the limit stated in the Code. AAL, therefore, will not accept any premium or that part of any premium payment that would cause this limit to be exceeded. The Corridor Test requires that the death benefit be greater than or equal to the cash value multiplied by a factor stated in the Code. AAL, therefore, reserves the right to refuse any premium which would increase the death benefit because of the requirements of the Corridor Test.

3.7 CONTINUATION OF INSURANCE COVERAGE
If You stop making premium payments, or payments are not large enough to cover the monthly deductions, and the Death Benefit Guarantee under Section 2.5 is not in effect, the insurance coverage provided by this Certificate will continue in effect until the surrender value is not large enough to pay a monthly deduction. This Certificate will then terminate at the end of the grace period.

3.8 GRACE PERIOD
When the Death Benefit Guarantee under Section 2.5 is not in effect, a grace period will begin on a Monthly Deduction Date if the surrender value is less than the amount of the monthly deductions. Written notice of the required premium will be sent to You at least 31 days before this Certificate terminates. The required premium is the amount of premium needed to cover the next two monthly deductions. Any surrender value is applied to reduce the premium amount needed before notice is sent. If the full required payment is not received by AAL at its home office before the end of the grace period, this Certificate will terminate on the 61st day after the grace period begins.

When You pay a premium during the grace period, the overdue monthly deductions are paid first. Any additional premium amount, less the percent of premium expense charge, is added to the cash value. If the insured dies during the grace period, any unpaid monthly deductions will be deducted from the death proceeds.

3.9 REINSTATEMENT
You may reinstate this Certificate any time within three years after it has terminated so long as You did not surrender it for its surrender value. To reinstate Your Certificate the insured must be insurable for reinstatement at the time of reinstatement under AAL's underwriting guidelines and policies, and pay a premium at least equal to:

The reinstated loan amount; plus

Any surrender charge at the time of reinstatement; plus

The first two monthly deduction amounts after reinstatement; less

The cash value at termination; less

Any surrender charge credited back at reinstatement; plus

The new surrender charge taken for any reduction in the specified amount at reinstatement;

All divided by one minus the current percent of premium expense charge rate.

The premium paid upon reinstatement will be used first to pay any unpaid monthly deductions that occurred during the grace period. Your Certificate will then be reinstated on the date AAL approves Your application for reinstatement.

If You reinstate this Certificate, AAL will not contest the validity of the reinstated Certificate after it has been in effect during the lifetime of the insured for two years from the date of reinstatement. After this Certificate has been in force two years from the issue date, any contest of the validity of the reinstated Certificate will be limited to statements made in the application for reinstatement.

4. CERTIFICATE VALUES

4.1 CASH VALUE
The cash value on the issue date of this Certificate is the first net premium less the monthly deductions for the first month.

On any Monthly Deduction Date after the issue date the cash value is equal to the sum of the cash values for this Certificate in the Subaccounts and in the Fixed Account. See section 5 on the Fixed Account and section 6 on the Variable Account for how cash values are determined.

4.2 MONTHLY DEDUCTIONS
Each month on the Monthly Deduction Date, AAL will deduct from the cash value of this Certificate the following:

The cost of insurance charge; and

A monthly mortality and expense risk charge; and

The cost of any benefit riders attached to this Certificate; and

Any expense charges in effect.

Allocation Method: Deductions, except for the monthly mortality and expense risk charge (see 4.6), will be taken from the Subaccounts and Fixed Account according to the ratio that the cash value in the Subaccount or Fixed Account of this Certificate bears to the total cash value of this Certificate at the time of deduction. When doing this calculation the total cash value and the Fixed Account cash value will be reduced by the total Certificate loan.

Deductions from a Subaccount results in the cancellation of Accumulation Units from that Subaccount.

So long as the surrender value is large enough to meet these deductions on the Monthly Deduction Date or the Death Benefit Guarantee is in effect, this Certificate will remain in effect.

4.3 COST OF INSURANCE RATES
The cost of insurance rate is based on the sex, age on the last Certificate Anniversary, and risk class of the insured. Cost of insurance rates are determined by AAL based on expectations as to future mortality and expense experience. Any change in these rates will be applied on a uniform basis to all insureds of the same age, sex and risk class. However, AAL cannot use cost of insurance rates higher than the annual guaranteed cost of insurance rates shown in the table on page 3B divided by 1.0032737. The guaranteed cost of insurance rates are based on certain of the 1980 Commissioner's Standard Ordinary Mortality Table, age last birthday. The rates and tables used are based on age, risk class and sex of the insured.

4.4 COST OF INSURANCE CHARGE
The cost of insurance charge is calculated on each Monthly Deduction Date for the next month. It is equal to the cost of insurance rate multiplied by the amount of insurance at risk. The amount of insurance at risk is:

The death benefit on the Monthly Deduction Date; less

The cash value on the Monthly Deduction Date times 1.0032737.

4.5 EXPENSE CHARGES
AAL will deduct from the cash value of this Certificate the following expense charges:

A monthly Certificate fee; and

A monthly expense charge.

A premium expense charge will also be deducted from each premium payment.

All of the above charges and their durations are shown on page 3A.1.

In addition to the above charges, a $25 change fee will be charged for all Certificate changes described in Section 1.9.

4.6 MORTALITY AND EXPENSE RISK CHARGES
On each Monthly Deduction Date, AAL will deduct an amount that is a percent of the total cash value in the Subaccounts of this Certificate as a monthly mortality and expense risk charge. It is guaranteed not to exceed, on an annual basis, .90%% of the monthly value of the Subaccounts. This charge will be deducted until the 15th Certificate Anniversary is reached, at which time the charge is guaranteed to be at least .5%% less than the current mortality and expense risk charge in effect for Certificates which have not reached their 15th Certificate Anniversary.

4.7 SURPLUS REFUNDS
This Certificate will participate in any surplus refunds, declared for this Certificate, annually by the AAL Board of Directors. Surplus refunds will be allocated as determined by AAL unless You request payment in cash. Charges were determined so that AAL does not expect any surplus refund to be declared.

5. FIXED ACCOUNT

5.1 FIXED ACCOUNT
Premiums allocated to the Fixed Account and transfers of cash value from a Subaccount to the Fixed Account become part of the general account assets of AAL. The general account includes all of AAL's assets, except those assets segregated in the Variable Account or any other separate account of AAL.

5.2 INTEREST EARNED ON THE FIXED ACCOUNT CASH VALUE
AAL will credit interest to the Fixed Account cash value on a daily basis. A current interest rate will be declared periodically by the AAL Board of Directors and is guaranteed not to change more than quarterly. AAL guarantees that the rate of interest credited to the Fixed Account will never be less than 4 percent annually.

A lower rate of interest may be credited to the portion of the Fixed Account cash value that equals the amount of any total Certificate loan, but it will not be less than 4 percent.

5.3 FIXED ACCOUNT CASH VALUE
On any Valuation Date after the issue date, the Fixed Account cash value is equal to:

The Fixed Account cash value on the last Valuation Date increased with interest for each day since the last Valuation Date; plus

The portion of the net premiums allocated to the Fixed Account and received since the last Valuation Date increased with interest from the date the premium was received to the current Valuation Date; plus

The amount of any transfers, less any charge for the transfer, from the Subaccounts to the Fixed Account, including loan transfers, since the last Valuation Date increased with interest from the date the transfer was received to the current Valuation Date; less

The amount of any transfers from the Fixed Account to the Subaccounts since the last Valuation Date, and the interest that would have been credited from the date the transfer was made to the current Valuation Date; less

Any portion of any partial withdrawals taken from the Fixed Account and made since the last Valuation Date, including any charge for the withdrawal, and the interest that would have been credited from the date of the partial withdrawal to the current Valuation Date; less

Any portion of any surrender charges taken from the Fixed Account resulting from any decreases in specified amount since the last Valuation Date, and the interest that would have been credited from the date of the decrease to the current Valuation Date; less

The amount of any death benefit option change charge taken from the Fixed Account resulting from any change in death benefit option since the last Valuation Date, and the interest that would have been credited from the date of the change to the current Valuation Date; less

Any portion of any Certificate change charge taken from the Fixed Account and the interest that would have been credited from the date of the change to the current Valuation Date; less

If the Valuation Date is a Monthly Deduction Date, the monthly deductions allocated to the Fixed Account for that month.

No interest is credited for February 29th.

5.4 BASIS OF COMPUTATIONS
Minimum guaranteed cash values for the Fixed Account are based on the Commissioner's 1980 Standard Ordinary Mortality Table, age last birthday, with interest at the rate of 4 percent.

These values equal or exceed the minimum values required by law. A detailed statement of how AAL calculates cash values for this Certificate has been filed with the insurance department of the state or district where this Certificate was delivered.

6. VARIABLE ACCOUNT

6.1 VARIABLE ACCOUNT
The AAL Variable Life Account is a separate investment account established by AAL under Wisconsin law. The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

AAL uses the assets of the Variable Account to buy shares in the AAL Variable Product Series Fund, Inc. The Fund is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a diversified open-end management investment company. The Variable Account has Subaccounts which are invested in corresponding specific portfolios of the Fund. These Subaccounts and portfolios are shown on page 3A.

AAL, consistent with then applicable law, may:

Combine one separate account with another separate account, operate the separate account as a management investment company, deregister the separate account as an investment company or modify the Variable Account;

Add, delete, combine or modify Subaccounts;

Make any new Subaccount available to You on a basis to be determined by AAL.

Invest the assets of any new Subaccount in a new portfolio of the Fund, a different investment company or in any other investment; and

AAL owns the assets of the Variable Account and keeps them legally segregated from the assets of the general account. The assets of the Variable Account shall, at the time during the year that adjustments in the reserves are made, have a value at least equal to the reserves and other contract liabilities with respect to the Variable Account and, at all other times, shall have a value approximately equal to or in excess of such reserves and liabilities. The assets of the Variable Account shall not be chargeable with liabilities arising out of any other business AAL may conduct, except to the extent that the assets of the Variable Account exceed the reserves and other contract liabilities of the Variable Account arising under the Certificates supported by the Variable Account.

Income, and gains and losses, whether or not realized, from the assets in each Subaccount are credited to or charged against that Subaccount without regard to any of AAL's other income, gains or losses. The value of the assets in the Variable Account is determined at the end of each Valuation Date.

6.2 VARIABLE SUBACCOUNT CASH VALUES
The cash value for this Certificate in each Subaccount as of a Valuation Date is equal to:

The number of Accumulation Units for this Certificate in that Subaccount multiplied by the Accumulation Unit Value for that Subaccount.

The cash value for any day that is not a Valuation Date will be determined as of the next Valuation Date.

6.3 NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units for this Certificate in any Subaccount may increase or decrease at the end of each Valuation Period depending on the transactions that occur in the Subaccount during the Valuation Period. When transactions occur, the actual dollar amounts of the transactions are converted to Accumulation Units. The number of Accumulation Units for a transaction in a Subaccount is determined by dividing the dollar amount of the transaction by the Accumulation Unit Value of the Subaccount at the end of the Valuation Period during which the transaction occurs.

The number of Accumulation Units in a Subaccount increases when the following transactions occur during the Valuation Period:

Net premiums are allocated to the Subaccount; or

Cash value is transferred to the Subaccount from another Subaccount or from the Fixed Account.

The number of Accumulation Units in a Subaccount decreases when the following transactions occur during the Valuation Period:

Cash value is transferred from the Subaccount to another Subaccount or to the Fixed Account, including loan transfers;

Partial   withdrawals  and  partial   withdrawal  charges  are  taken  from  the
Subaccount; or

Monthly deductions or transfer charges are taken from the Subaccount.

A charge for a Death Benefit Option change is allocated to the Subaccount.

A charge for a Certificate change is allocated to the Subaccount.

Surrender charges are allocated to the Subaccount.

6.4 ACCUMULATION UNIT VALUE
For each Subaccount, the initial Accumulation Unit Value was set when the Subaccount was established. The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

The Accumulation Unit Value for a Subaccount for any Valuation Period is equal to:

The Net Asset Value of the corresponding Fund portfolio at the end of the Valuation Period;

Plus the amount of any dividend, capital gain or other distribution made by the Fund portfolio if the "ex-dividend" date occurs during the Valuation Period;

Plus or minus any cumulative credit or charge for taxes reserved which is determined by AAL to have resulted from the operation of the portfolio;

Divided by the total number of Accumulation Units held in the Subaccount at the end of the Valuation Period before any of the transactions referred to in
Section 6.3 have occurred.

6.5 TRANSFER OF CASH VALUES
At any time, You may transfer all or a portion of the cash value of this Certificate among the Subaccounts and the Fixed Account by sending a Written Request to AAL. AAL will provide a form for You to use. The transfer will be effective as of the end of the Valuation Period during which Your Written Request is received at AAL. Transfers are subject to the following:

The total dollar amount of any transfer cannot be less than the smaller of $500 or the cash value of the Subaccount or Fixed Account from which the transfer is being made at the time of transfer.

The dollar amount of any transfer to a Subaccount or the Fixed Account may not be less than $50.

You may make 12 transfers from one or more Subaccounts to one or more other Subaccounts or the Fixed Account in each Certificate year without charge. AAL will charge $25 per transfer for each transfer in excess of the 12th in each Certificate year, which will be applied against the transfer amount prior to the transfer being allocated as You direct.

You may make only 1 transfer from the Fixed Account in each Certificate year. The transfer may not exceed the greater of $500 or 25%% of the cash value of the Fixed Account at the time of transfer. This transfer will not be subject to a transfer charge.

AAL may delay  making  transfers  subject to the same  conditions  described  in
Section 8.5.

6.6 CHANGE OF PORTFOLIO OR INVESTMENT POLICY
AAL may determine that a portfolio of a Fund is no longer desirable for investment by a Subaccount or the shares of a portfolio are no longer available for investment. If that occurs, AAL has the right to substitute another portfolio of the Fund, or to invest in another investment company. This change would be subject to any required prior approval by the Securities and Exchange Commission and the insurance supervisory officials in the state where this Certificate is delivered.

Any change in the investment policy of the Variable Account will be subject to any required prior approval by the insurance supervisory officials of the state of Wisconsin. AAL will notify You of any material change in investment policy.

7. CERTIFICATE LOANS

7.1 LOANS
Using the value of this Certificate as security, You may obtain a loan. The most You may borrow is 92 percent of the surrender value. AAL has the right to delay payment of the loan as described under section 8.5.

You may choose which account(s) the loan is to be taken from among the Subaccounts and Fixed Account. If You do not choose, the loan will be allocated to the Subaccounts according to the method described in section 4.2. Cash value will be transferred to the Fixed Account from each Subaccount equal to the allocation of the loan taken from that Subaccount. On each Monthly Deduction Date the excess of the total Certificate loan over the Fixed Account cash value will be transferred from the Subaccounts to the Fixed Account. The cash value transferred will be allocated among the Subaccounts according to the method described in section 4.2.

7.2 LOAN INTEREST
The annual interest rate charged to a loan prior to the 15th Certificate Anniversary is 8 percent. Once Certificate Anniversary 15 is reached AAL will charge 7.25%% on loans. Interest accrues daily from the loan issue date.

A lower rate of interest may be credited to the portion of the Fixed Account cash value that equals the amount of any outstanding Certificate loan.

7.3 TOTAL CERTIFICATE LOAN
The total Certificate loan is equal to the loan principal plus any accrued interest.

7.4 LOAN REPAYMENT
You may repay a loan in part or in full at any time. When You send in a payment for Your loan, be sure to state that it is a loan payment.

7.5 TERMINATION DUE TO EXCESS LOAN
If the total Certificate loan ever equals or exceeds the cash value minus any surrender charges, and the Death Benefit Guarantee under section 2.5 is not in effect, this Certificate will terminate without value. Written notice will be sent to You and any assignee at the last known address. You will have 31 days from the date written notice is mailed to make the required payment to keep this Certificate in force.

SURRENDER & WITHDRAWALS

8.1 SURRENDER VALUE
The surrender value is the cash value minus:

Any surrender charges; and

Any loans and unpaid loan interest.

8.2 SURRENDER CHARGE
A surrender charge will be subtracted from the cash value if this Certificate is surrendered during the surrender charge period, or You decrease the specified amount. The surrender charges are shown on the Table of Surrender Charges on page 3A.1.

8.3 FULL SURRENDER
You may surrender this Certificate for its full surrender value by sending a Written Request to AAL. The surrender will be effective as of the date the request is received at the home office and insurance coverage will end on that day.

AAL has the right to delay paying the cash value as described under Section 8.5.

8.4 PARTIAL WITHDRAWALS
You may withdraw part of the surrender value of this Certificate by sending a Written Request to the home office. A $25 charge will be deducted from the cash value for each partial withdrawal after the first one in any one Certificate year.

A partial withdrawal:

Will reduce the cash value by the amount of the partial withdrawal;

Will reduce the specified amount by the amount of the partial withdrawal if Death Benefit Option I is in effect except for the part of the withdrawal which is equal to (a) minus (b), if positive, where:

a)is the cash value as of the date of the partial withdrawal, before the partial withdrawal is taken, multiplied by the death benefit factor; and

b)is the specified amount before the partial withdrawal is taken;

A partial withdrawal may not be made if the specified amount would be reduced below the minimum allowed by AAL.

You may choose how the partial withdrawal will be taken from among the Subaccounts, except that the Fixed Account cash value may not be reduced below the total Certificate loan. If You do not choose, the partial withdrawal will be taken from the Subaccounts according to the method described in 4.2.

AAL has the right to delay  paying  the  amount  withdrawn  as  described  under
Section 8.5.

8.5 DELAY OF PAYMENT
Payment of any withdrawal value, cash surrender value, or loan value will normally be made within 7 days after Your Written Request is received at AAL. However, AAL may delay this payment or any other type of payment from the Variable Account for any period when:

The New York Stock Exchange is closed for trading other than customary weekend and holiday closings;

Trading on the New York Stock Exchange is restricted;

An emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account or to fairly determine their value; or

The Securities and Exchange Commission by order permits the delay for the protection of security holders.

AAL may delay payment of any withdrawal value, cash surrender value or loan value from the Fixed Account for up to 6 months after Your Written Request is received at AAL.

9. CERTIFICATE REPORTS

9.1 ANNUAL REPORT
At least once each Certificate year, AAL will send You a report concerning the current status of Your Certificate. There is no charge for this report.

9.2 ILLUSTRATIVE REPORT
Upon Your request, AAL will send You an illustration of future values for this Certificate. AAL may charge a reasonable fee for each illustration requested.

10. MEMBERSHIP, OWNERSHIP, ASSIGNMENT AND BENEFICIARY

10.1 MEMBERSHIP
The insured will become a benefit member of AAL on the Certificate Anniversary date on or following the insured's 16th birthday. The rights and benefits of membership are set forth in the Articles of Incorporation and Bylaws of AAL. Membership cannot be transferred.

10.2 OWNERSHIP AND CONTROL
The insured is the owner of this Certificate. Because of age, the insured cannot exercise the rights of ownership. Therefore, the person who applied for this Certificate will have control over ownership rights, except for transfer of ownership, until the insured gains control of the Certificate.

10.3 TRANSFER OF CONTROL
Control of this Certificate may be transferred by the person who has control to:

An eligible person other than the insured as determined by AAL; or

The insured at any time after the Certificate Anniversary date on or following the insured's 16th birthday.

Control of this Certificate shall automatically transfer to the insured:

On the Certificate Anniversary date on or following the insured's 21st birthday.

When the person who has control dies after the Certificate Anniversary date on or following the insured's 16th birthday.

If the person who has control of this Certificate dies before the Certificate Anniversary date on or following the insured's 16th birthday, control shall be vested in an eligible person according to AAL's Bylaws.

AAL reserves the right to divest any person of control of this Certificate if such action is in the best interest of the insured as determined by AAL. Control shall then be vested in some other person according to AAL's Bylaws.

10.4 BENEFICIARY
The beneficiary is the person, entity or organization named to receive the death benefit after the insured dies. The Bylaws of AAL list those eligible to be beneficiaries. Beneficiaries are designated as first, second and third class. You may name more than one person or organization in the same class.

Unless You indicate otherwise, the proceeds payable when the insured dies will be paid as follows:

Equally to the beneficiaries in the first class who survive the insured. If none in the first class survive the insured, then;

Equally to the beneficiaries in the second class who survive the insured. If none in the second class survive the insured, then;

Equally to the beneficiaries in the third class who survive the insured.

If no beneficiary has been named or survives the insured, AAL will pay the proceeds as follows:

To Your estate if You are the insured; or

To You if You are not the insured.

If any beneficiary dies at the same time as the insured, or within 15 days after the insured dies but before the death benefits are paid, AAL will pay the proceeds as though that beneficiary had died before the insured.

10.5 CHANGE OF OWNER OR BENEFICIARY
Until the insured has obtained control of this Certificate, the person who has control of the Certificate may change the beneficiary by sending a signed Written Request to the home office.

After the insured has obtained control, the insured may transfer ownership or change the beneficiary by sending a signed Written Request to the home office. The new owner should consider naming a successor owner who will become the owner if the owner dies before the insured. If a successor owner is not chosen, ownership of the Certificate will pass to the owner's estate.

Any transfer or change must be approved by AAL before it is valid. Once approved, it will be effective on the date it was signed or on the date it was received at the home office if no date appears on the request.
AAL will provide a form for You to use.

The change will not affect any payment made or action taken by AAL before the change was received and approved at the home office.

10.6 COLLATERAL ASSIGNMENT
You may assign this Certificate as collateral security for a loan or other obligation. This may limit Your rights to the cash value and the beneficiary's rights to the proceeds.

The assignments must be in writing and filed at our home office. AAL assumes no responsibility as to the validity of any assignment. AAL is not liable for any payment made or any other action taken on this Certificate before the assignment was recorded at our home office.

Any Certificate loan obtained before an assignment is recorded at our home office has priority over the assignment.

11. FILING A DEATH CLAIM

11.1 NOTICE OF DEATH
Written notice of death must be given to AAL at its home office. Notice should include the insured's name and the Certificate number. Help may be obtained through an AAL district representative.

11.2 CLAIM FORMS
A claim form will be sent, upon receiving the death claim notice. Complete the claim form and send it to the home office along with a certified copy of the death Certificate. Processing of the claim will begin as soon as these items are received.

12. SETTLEMENT OPTIONS

12.1 OWNER--CHOOSING A SETTLEMENT OPTION
All or part of the proceeds from death, maturity or surrender may be applied to one or more of the settlement options described below in place of a lump sum payment.

You may choose a settlement option while the insured is alive.

The minimum amount that may be applied to any one settlement option is $1,000.

12.2 BENEFICIARY--CHOOSING A SETTLEMENT OPTION FOR THE DEATH
PROCEEDS
The beneficiary may choose to receive the death proceeds in a lump sum payment or under any settlement option, unless the owner has chosen a mandatory method of payment in the beneficiary designation that does not allow the beneficiary to change it. AAL will provide a form to use. On lump sum payments, we will pay interest on the death proceeds at a rate required by law from the date of the insured's death until the date of payment.

12.3 SETTLEMENT OPTIONS
The minimum amount that may be applied to any one settlement option is $1,000. Payments may be received on a monthly, quarterly, semiannual, or annual basis provided each payment is at least $25. The first payment under an option will be made on the first business day following the end of the payment interval chosen. The settlement options are as follows:

OPTION 1 - INTEREST
The proceeds are left with AAL to earn interest. Interest earned may be paid in cash at regular intervals or may be left with AAL to accumulate with interest. All or part of these proceeds may be withdrawn upon request.

OPTION 2 - SPECIFIED AMOUNT INCOME
The proceeds are used to make payments at regular intervals for a specified amount until the proceeds with interest have been paid. The payment period may not exceed 30 years. The unpaid proceeds may be withdrawn upon request.


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OPTION 3 - FIXED PERIOD INCOME
The proceeds are used to make payments at regular intervals for a fixed number of years, not to exceed 30 years. The unpaid proceeds may be withdrawn upon request. Guaranteed payments are shown in the table below.

                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
Number                     Number
of                Monthly  of               Monthly
Years             Payment  Years            Payment
2                 $42.96   17               $6.24
3                 $29.06   18               $5.98
4                 $22.12   19               $5.74
5                 $17.95   20               $5.53
6                 $15.18   21               $5.33
7                 $13.20   22               $5.16
8                 $11.71   23               $5.00
9                 $10.56   24               $4.85
10                $ 9.64   25               $4.72
11                $ 8.88   26               $4.60
12                $ 8.26   27               $4.49
13                $ 7.73   28               $4.38
14                $ 7.28   29               $4.28
15                $ 6.89   30               $4.19
16                $ 6.54

OPTION 4 - LIFE INCOME WITH GUARANTEED PAYMENT PERIOD
The proceeds are used to make payments at regular intervals for the lifetime of the payee. If the payee dies during the guaranteed period, payments will be continued to the end of that period. A period of 10 or 20 years may be elected. The amount of the payments depends on the age and sex of the payee at the time AAL issues the settlement agreement. Guaranteed payments are shown in the table below.


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                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
10 YEAR                             20 YEAR
GUARANTEED                                  GUARANTEED
PAYMENT                             PAYMENT
PERIOD                              PERIOD

Age      Male              Female   Male             Female
50       $4.53             $4.19            $4.38             $4.13
51       $4.61             $4.26            $4.44             $4.18
52       $4.69             $4.32            $4.50             $4.24
53       $4.77             $4.39            $4.56             $4.29
54       $4.85             $4.45            $4.62             $4.35
55       $4.93             $4.52            $4.68             $4.40
56       $5.03             $4.61            $4.74             $4.46
57       $5.14             $4.70            $4.80             $4.53
58       $5.24             $4.78            $4.87             $4.59
59       $5.35             $4.87            $4.93             $4.66
60       $5.45             $4.96            $4.99             $4.72
61       $5.58             $5.07            $5.05             $4.79
62       $5.71             $5.18            $5.11             $4.86
63       $5.85             $5.30            $5.18             $4.93
64       $5.98             $5.41            $5.24             $5.00
65       $6.11             $5.52            $5.30             $5.07
66       $6.27             $5.67            $5.35             $5.14
67       $6.43             $5.82            $5.40             $5.20
68       $6.59             $5.96            $5.44             $5.27
69       $6.75             $6.11            $5.49             $5.33
70       $6.91             $6.26            $5.54             $5.40
71       $7.09             $6.44            $5.57             $5.44
72       $7.26             $6.63            $5.60             $5.49
73       $7.44             $6.81            $5.62             $5.53
74       $7.61             $7.00            $5.65             $5.58
75       $7.79             $7.18            $5.68             $5.62
76       $7.95             $7.38            $5.69             $5.64
77       $8.12             $7.58            $5.71             $5.66
78       $8.28             $7.78            $5.72             $5.69
79       $8.45             $7.98            $5.74             $5.71
80       $8.61             $8.18            $5.75             $5.73



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OPTION 5 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENT PERIOD
The proceeds are used to make payments at regular intervals for the lifetime of both payees. Upon the death of one of the payees, payments will be continued for the lifetime of the surviving payee. If both payees die during the guaranteed period, payments will be continued to the end of that period. A period of 10 or 20 years may be elected. The amount of the payments depends upon the age and sex of the payees at the time AAL issues the settlement agreement. Guaranteed payments are shown in the tables below.

                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
                        PAYMENTS GUARANTEED FOR 10 YEARS

Male                                Female Ages
Ages              50       55       60      65       70       75       80
----
50                $3.91    $4.05    $4.18   $4.29    $4.38    $4.45    $4.49
55                $3.99    $4.17    $4.36   $4.53    $4.67    $4.78    $4.86
60                $4.06    $4.28    $4.53   $4.77    $5.00    $5.19    $5.32
65                $4.11    $4.37    $4.67   $5.00    $5.34    $5.64    $5.87
70                $4.14    $4.43    $4.79   $5.20    $5.66    $6.11    $6.48
75                $4.17    $4.48    $4.86   $5.34    $5.91    $6.52    $7.07
80                $4.18    $4.50    $4.91   $5.44    $6.09    $6.83    $7.56

                       MONTHLY PAYMENTS FOR EACH $1,000 OF
                                    PROCEEDS
                        PAYMENTS GUARANTEED FOR 20 YEARS

Male                                Female Ages
Ages              50       55       60      65       70       75       80
----
50                $3.90    $4.03    $4.16   $4.25    $4.32    $4.36    $4.38
55                $3.98    $4.15    $4.32   $4.47    $4.58    $4.64    $4.67
60                $4.04    $4.25    $4.47   $4.68    $4.84    $4.94    $4.98
65                $4.08    $4.32    $4.59   $4.85    $5.07    $5.21    $5.28
70                $4.11    $4.37    $4.67   $4.97    $5.24    $5.42    $5.50
75                $4.12    $4.39    $4.70   $5.04    $5.34    $5.55    $5.64
80                $4.12    $4.40    $4.72   $5.07    $5.38    $5.60    $5.71

OTHER OPTIONS
AAL also has other settlement options which may be chosen. Information about these options may be obtained from an AAL district representative or the home office.


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12.4 GUARANTEED INTEREST RATE ON SETTLEMENT OPTIONS
Options 1, 2, and 3 are based on a guaranteed effective annual interest rate of 3%%. Options 4 and 5 are based on a guaranteed effective annual interest rate of 3 1/2%% using the "1983 Table a" annuitant mortality table.

12.5 SETTLEMENT AGREEMENT
AAL will issue a separate settlement agreement whenever proceeds are applied to any settlement option. The settlement agreement will be issued to the payee. The payee is the person named to receive the payments.

If the payee dies on or after the settlement agreement commencement date and before the entire interest in the settlement agreement has been paid, the remaining portion of such interest will be paid at least as rapidly as under the method of payment in effect as of the date of the payee's death.


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FLEXIBLE PREMIUM
VARIABLE LIFE INSURANCE

Death benefit payable at death of insured before maturity date Maturity proceeds payable on maturity date Adjustable death benefit Flexible premiums payable during lifetime of insured until maturity date Death benefit guarantee upon payment of Death Benefit Guarantee Premiums Return on cash value based on the investment options selected



FLEXIBLE PREMIUM
VARIABLE LIFE INSURANCE

Death benefit payable at death of insured before maturity date Maturity proceeds payable on maturity date Adjustable death benefit Flexible premiums payable during lifetime of insured until maturity date Death benefit guarantee upon payment of Death Benefit Guarantee Premiums Return on cash value based on the investment options selected


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